As filed with the Securities and Exchange Commission on June 2, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under
The Securities Act of 1933

INSPIRATO INCORPORATED

Delaware	7389	85-2426959
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1544 Wazee Street
Denver, CO 80202
(303) 586-7771

Brent Handler
Chief Executive Officer
Inspirato Incorporated
1544 Wazee Street
Denver, CO 80202
(303) 586-7771

Copies to:

Tony Jeffries Christina L. Poulsen David G. Sharon Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	James Hnat General Counsel and Secretary Inspirato Incorporated 1544 Wazee Street Denver, CO 80202 (303) 586-7771

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-264598

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Inspirato Incorporated (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-264598) (the “Prior Registration Statement”), which the Commission declared effective on May 9, 2022.

The Registrant is filing this Registration Statement for the sole purpose of increasing by 867,844 shares the aggregate number of shares of its Class A common stock, par value $0.0001 per share, to be registered for resale by certain selling stockholders named therein. The additional shares that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of BDO USA LLP, independent registered public accounting firm of Inspirato.

23.2	Consent of WithumSmith±Brown, PC, independent registered public accounting firm of Thayer.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on page II-9 of the Registration Statement on Form S-1 (File No. 333-264598) filed on April 29, 2022).

107	Filing Fee Table

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 2, 2022.

INSPIRATO INCORPORATED

By:	/s/ Brent Handler
	Name:	Brent Handler
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Handler	Chief Executive Officer and Director	June 2, 2022
Brent Handler	(Principal Executive Officer)

/s/ R. Webster Neighbor	Chief Financial Officer (Principal	June 2, 2022
R. Webster Neighbor	Financial and Accounting Officer)

*	Director	June 2, 2022
Michael Armstrong

*	Director	June 2, 2022
Eric Grosse

*	Executive Chairman and Director	June 2, 2022
Brad Handler

*	Director	June 2, 2022
Ann Payne

*	Director	June 2, 2022
R. Scot Sellers

* By:	/s/ R. Webster Neighbor
Name:	R. Webster Neighbor
Title:	Attorney-in-Fact